SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2003

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho		83816

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events.

Effective as of July 10, 2003, Coeur d’Alene Mines Corporation (the “Company”) entered into a series of agreements under which indebtedness of the Company will be exchanged for or converted into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

The Company and each of the holders of the Company’s 9% Senior Subordinated Notes due February 2007 (the “9% Notes”) entered into an Early Conversion Agreement. Under each such Early Conversion Agreement, the holder agreed to convert, in accordance with the terms of the indenture with respect to the 9% Notes, an amount of principal of the 9% Notes into shares of Common Stock, and in consideration for such early conversion, the Company agreed to issue a number of shares of Common Stock as additional interest under the Notes. The aggregate amount of principal to be converted under the Early Conversion Agreements is $32.58 million, the aggregate amount of shares to be issued under the terms of the indenture is approximately 24.9 million and the aggregate amount of shares issued as additional interest in respect of the Notes is approximately 2.7 million. The total number of shares of Common Stock to be issued with respect to the $32.58 million principal amount of 9% Notes is 27.5 million. A form of the Early Conversion Agreement is attached hereto as Exhibit 10.1.

After giving effect to the exchanges contemplated by the Early Conversion Agreements, an aggregate of $4.6 million of 9% Notes will remain outstanding.

In connection with the Early Conversion Agreements, the Company, the holders of the 9% Notes and the trustee under the indenture with respect to the 9% Notes also amended such indenture. The amendments are set forth in a Supplemental Indenture, dated July 15, 2003, a copy of which is attached hereto as Exhibit 4.1. Together with the Early Conversion Agreements, the Supplemental Indenture provides that:

(i) the holders of the remaining 9% Notes will not convert such 9% Notes until the earlier of the Company’s next annual shareholders meeting, at which time the approval of the Company’s shareholders to issue shares in excess of the NYSE 20% limitation will be sought, or June 30, 2004;

(ii) until that time, or if the stockholder approval is not obtained, any optional redemption by the Company of the remaining 9% Notes will be at a price equal to the greater of the current redemption price and the then market value of the number of shares into which the remaining 9% Notes would be convertible, but for the operation of the NYSE 20% limit;

(iii) if the stockholder approval is not obtained, holders of the 9% Notes, upon their election to convert, will receive, instead of shares of Common Stock, cash at a price equal to the then market value of the number of shares into which the remaining 9% Notes would be convertible, but for the operation of the NYSE 20% limit; and

(iv) each holder of 9% Notes agreed not to transfer more than 2 million shares of Common Stock to any transferee in one transaction or a series of transactions.

In other exchanges, the Company issued an aggregate of 765,297 shares of common stock for $997,000 principal amount of the Company’s 6.375% Convertible Subordinated Debentures due January 2004, and an aggregate of 288,618 million shares of common stock for $376,000 principal amount of the Company’s 7.25% Convertible Subordinated Debentures due October 2005.

After taking these exchanges and other recent conversions into account, the Company, as of July 17, 2003, will have approximately 178.6 million shares outstanding.

A copy of the Company’s Press Release, dated July 14, 2003, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibit

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of July 15, 2003, by and between Coeur d’Alene Mines Corporation and The Bank of New York, as trustee for the Company’s 9% Convertible Senior Subordinated Notes Due February 26, 2007.
10.1	Form of Early Conversion Agreement, dated as of July 10, 2003, by and among Coeur D’Alene Mines Corporation, an Idaho corporation, and each of the persons signatory and listed on Annex A thereto.
99.1	Press Release of Coeur d’Alene Mines Corporation issued July 14, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: July 15, 2003	By:	/s/ James A. Sabala

Name: James A. Sabala Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of July 15, 2003, by and between Coeur d’Alene Mines Corporation and The Bank of New York, as trustee for the Company’s 9% Convertible Senior Subordinated Notes Due February 26, 2007.
10.1	Form of Early Conversion Agreement, dated as of July 10, 2003, by and among Coeur D’Alene Mines Corporation, an Idaho corporation, and each of the persons signatory and listed on Annex A thereto.
99.1	Press Release of Coeur d’Alene Mines Corporation issued July 14, 2003.

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